UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2012

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     On March 2, 2012, Bradley M. Tirpak resigned as a member of the Board of Directors of USA Technologies, Inc. (the “Company”).

Item 8.01. Other Events

On March 2, 2012, the Company, Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, and Craig W. Thomas (jointly and severally, the “SAVE Group”), and certain other parties, entered into a Third Settlement Agreement (the “Third Settlement Agreement”).

Pursuant to the Third Settlement Agreement, the Company accepted the resignation of Bradley M. Tirpak as a Director of the Company. As a result of Mr. Tirpak’s resignation, there will not be any nominee of the SAVE Group serving on the Board of Directors. Therefore, the Company has agreed that through the time of the 2012 annual meeting of shareholders of the Company, it will not repeal, amend or modify any of the amendments to the bylaws adopted by the Company pursuant to the Settlement Agreement dated February 4, 2010 between the Company, the SAVE Group, and certain other parties, unless Mr. Tirpak shall have approved any such repeal, amendment or modification.

A copy of the Third Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.1. The foregoing description of the Third Settlement Agreement is qualified in its entirety by reference to the full text of the Third Settlement Agreement, which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

99.1	Third Settlement Agreement dated March 2, 2012 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: March 5, 2012	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Third Settlement Agreement dated March 2, 2012 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties